Exhibit (d)(7)

POWER OF ATTORNEY

The undersigned, QUALCOMM Incorporated, a Delaware corporation (“Qualcomm”), duly represented by George S. Davis, Executive Vice President and Chief Financial Officer, in such capacity authorized to represent Qualcomm, hereby authorizes and appoints:

Adam P. Schwenker

and/or

David E. Wise

and/or

David M. Zuckerman

each individually and each with power of substitution, in the context of the tender offer (as amended from time to time, the “Offer”) publicly announced by Qualcomm River Holdings B.V., an indirect, wholly owned subsidiary of Qualcomm (“Purchaser”), on or about November 18, 2016 and made by Purchaser for all outstanding common shares of NXP Semiconductors N.V., a public limited liability company organized under the laws of The Netherlands (“NXP”), attorney-in-fact to:

(i)	execute, deliver and file with the United States Securities and Exchange Commission (the “SEC”) on behalf of Qualcomm all documents to be executed, delivered or filed with the SEC by Qualcomm in connection with the Offer, including, without limitation, any Schedule TO and any amendment or exhibit thereto relating to the Offer;

(ii)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule TO or amendment or exhibit thereto and timely file such form with the SEC and any stock exchange or similar authority; and

(iii)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, is for the benefit of, in the best interest of, or legally required by, Qualcomm, all such documents described in this sentence to be in such form as required, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as Qualcomm might or could do if personally present by one of its authorized signatories.

This Power of Attorney shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person to whom power of attorney has been hereby granted ceases to be an employee of Qualcomm.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of November, 2016.

QUALCOMM INCORPORATED

By:	/s/ George S. Davis
George S. Davis
Executive Vice President and Chief Financial Officer